UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 1, 2012

Capital Southwest Corporation

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

814-61	75-1072796
(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of Principal Executive Offices)	(Zip Code)

(972) 233-8242

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors (the “Board”) of Capital Southwest Corporation (the “Company”) appointed Glenn M. Neblett as Chief Investment Officer and Senior Vice President and Tracy L. Morris as Chief Operating Officer, effective June 1, 2012.

Mr. Neblett, age 41, joined Capital Southwest in 2010 as a Vice President and has spearheaded the Company’s focus on investing in targeted sectors.  Prior to joining the Company, he served as Director in the corporate finance and financial sponsors groups at Houlihan Lokey, where he advised clients in mergers and acquisitions, private placements and restructurings from 2000 to 2010. As Chief Investment Officer, he will coordinate the activities of Capital Southwest’s research and investment teams, as well as monitor the performance of current portfolio investments.

Ms. Morris, age 46, joined Capital Southwest in 2007 and continues to serve as the Company’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary.  As Chief Operating Officer, she assumes the responsibility for all of the Company’s corporate, regulatory, financial and legal operations.  Prior to joining the Company, she served as Controller at Best Merchant Partners, LP.

There are no family relationships, as defined in item 401 of Regulation S-K, between either Mr. Neblett or Ms. Morris and any of the Company’s executive officers and any director, executive officer or person nominated to become a director or executive officer.  There are no arrangements or understandings between either Mr. Neblett or Ms. Morris and any other person pursuant to which either Mr. Neblett was appointed as Chief Investment Officer and Senior Vice President or Ms. Morris was appointed as Chief Operating Officer of the Company.   There are no transactions in which either Mr. Neblett or Ms. Morris has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(a)	None.
(b)	None.
(c)	None.
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 7, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 2012

CAPITAL SOUTHWEST CORPORATION

By: /s/Gary L. Martin
Gary L. Martin
Chairman and Chief Executive Officer

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